Exhibit 23.3



The Board of Directors                                   The Board of Directors
Holmes Financing (No. 6) plc                             Holmes Trustees Limited
Abbey National House                                     Abbey National House
2 Triton Square                                          2 Triton Square
Regents Place                                            Regents Place
London                                                   London
NW1 3AN                                                  NW1 3AN

The Board of Directors
Holmes Funding Limited
Abbey National House
2 Triton Square
Regents Place
London
NW1 3AN

30th October, 2002


Dear Sirs:

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Holmes Financing (No. 6) plc, Holmes Funding Limited and Holmes Trustees Limited on Form S-11 (filed on 30 October, the 2002), of our reports on Holmes Financing (No. 6) plc (dated 29th October, 2002) and Holmes Funding Limited (dated 29th October, 2002), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.


Yours faithfully,



/s/ Deloitte & Touche

London, England